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                                                                   Exhibit 8.2

                     Opinion of Simpson Thacher & Bartlett

                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                              New York, NY 10017


                                                                   May 4, 2000


Global Crossing Ltd.
Wessex House
Church Street
Hamilton
Bermuda

Re:  The IPC and IXnet Mergers
     --------------------------

Ladies and Gentlemen:

        We have acted as special counsel for Global Crossing Ltd., a company formed under the laws of Bermuda ("Parent"), in connection with (1) the merger of IPC Communications Inc., a Delaware corporation ("IPC"), with and into IPC Information Systems, Inc., a Delaware corporation and a wholly owned subsidiary of IPC ("IPC Systems"), (2) the immediately subsequent merger of Georgia Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("GC Merger Sub"), with and into IPC Systems, and (3) the immediately subsequent merger of Idaho Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of IPC Systems ("IPC Merger Sub" and, together with GC Merger Sub, "Subs") with and into IXnet, Inc., a Delaware corporation ("IXnet"), each upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 22, 2000 (the "Merger Agreement"), by and among Parent, Subs, IPC, IPC Systems and IXnet under which each issued and outstanding share of IPC, IPC Systems and IXnet common stock, not owned directly or indirectly by Parent or directly by IPC Systems, will be converted into the right to receive common stock of Parent (collectively, the "Mergers").

        In that connection, you have requested our opinion concerning the discussion of the material United States federal income tax consequences of the Mergers to United States holders of IPC and IXnet common stock under the caption "The Mergers--Certain United States federal income tax and Bermuda tax consequences--United States federal income tax consequences" in the Registration Statement on Form S-4 of Parent, being filed today (the "Registration Statement"), which Registration Statement constitutes Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (file No. 333-34592) of Parent which includes the Information Statement/Prospectus of IPC, IXnet and Parent, filed with the Securities and Exchange Commission (the "SEC") and to which this opinion appears as an exhibit. In providing our opinion, we have examined the Merger Agreement, the Registration Statement and the originals, or duplicates or certified or conformed copies of such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the


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Global Crossing Ltd.                  -2-                            May 4, 2000

authenticity of the originals of such latter documents. In addition, we have assumed that (i) the Mergers will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, correct and complete and will not later become inaccurate, (iii) each of Parent, IPC, IPC Systems and IXnet will deliver to us representation letters, dated as of the Closing Date, substantially in the form of the representation letters presented to us on April 28, 2000 (the "Representation Letters"), (iv) the representations made to us by each of Parent, IPC, IPC Systems and IXnet in their respective Representation Letters will be true, correct and complete as of the Closing Date and will not later become inaccurate, without regard to any limitations of such representations to "the best knowledge of" or any similar qualifications and (v) any representations made in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete and will not later become inaccurate, in each case, without regard to such qualification. If any of the above-described assumptions are untrue for any reason or if the Mergers are consummated in a manner that is inconsistent with the manner in which they are described in the Merger Agreement and Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

     The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at anytime with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Mergers or any other transactions. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the caption "The Mergers--Certain United States federal income tax and Bermuda tax consequences-United States federal income tax consequences" includes an accurate summary of the material United States federal income tax consequences of the Mergers to United States holders of IPC and IXnet common stock.

     We are furnishing this opinion in connection with the filing of the Registration Statement with the SEC, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

     We consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

                                Very truly yours,

                                /S/ Simpson Thacher & Bartlett
                                -------------------------------------

                                SIMPSON THACHER & BARTLETT